EXHIBIT 1.01
RALPH LAUREN CORPORATION
Conflict Minerals Report
For the Year Ended December 31, 2017
This Conflict Minerals Report of Ralph Lauren Corporation (the “Company”) has been prepared pursuant to Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Conflict Minerals Rule”), for the reporting period January 1, 2017 to December 31, 2017 (the “Reporting Period”). Unless the context indicates otherwise, the terms “Company,” “we,” “us” and “our” refer to Ralph Lauren Corporation and its consolidated subsidiaries.
The Conflict Minerals Rule imposes certain reporting obligations on public companies whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. The term “conflict minerals” is defined by the Conflict Minerals Rule as: (a) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives,  which are limited to tin, tantalum, tungsten, and gold (“3TG”); or (b) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of Congo ("DRC") or any adjoining country that shares an internationally recognized border with the DRC (the Republic of the Congo, the Central African Republic, South Sudan, Rwanda, Uganda, Zambia, Burundi, Tanzania and Angola) (collectively referred to as the “Covered Countries”).
The Company determined that we are subject to the requirements of the Conflict Minerals Rule because we contract to manufacture certain products in which one or more of the 3TGs may be necessary to the functionality or production of those products. As a result of this determination, the Company conducted a reasonable country of origin inquiry (“RCOI”) to ascertain whether any of the 3TGs in its products originated from the Covered Countries or from recycled or scrap sources. Based on the results of the RCOI and in accordance with the Conflict Minerals Rule, the Company then performed due diligence on the source and chain of custody of the 3TGs.
Section 1. Company Overview
The Company designs, markets, and distributes premium lifestyle products including apparel, accessories, home furnishings and other licensed product categories. We do not directly manufacture products but rather we contract for the manufacture of our products1. This report relates to the following product categories (the “Covered Products”): apparel, accessories, and home furnishings. The Covered Products include products: (a) that were manufactured by certain third parties that affixed the Company’s brand, marks, logo or label to a generic product; and (b) for which we exerted sufficient influence over the manufacture of the products such that we could be considered to have contracted for their manufacture. The Covered Products do not include licensed product categories.
We have a global network of suppliers, vendors, and factories (the “Supply Chain Participants”) and there are, generally, multiple tiers between the 3TG sources and our direct Supply Chain Participants. Since we do not directly manufacture products but rather contract for the manufacture of the Covered Products, we must rely on our Supply Chain Participants to provide information regarding the products they supply to us and the origin of any 3TGs that are necessary to the functionality of those products. Due to the depth of our supply chain, we are far removed from the sources of ore from which 3TGs are produced and the smelters/refiners that process those ores. The efforts undertaken to identify the countries of origin of those ores reflect

1 With the exception of watches and fine jewelry produced by a joint venture in which the Company has a 50% interest.

the Company’s circumstances and position in the supply chain as a “downstream” company with no direct influence on smelters or refiners. Since we do not have a direct relationship with smelters and refiners of 3TGs, we do not conduct or commission independent third party-audits of the smelters and refiners from which our independent Supply Chain Participants source 3TGs. We rely upon industry initiatives, such as the Responsible Minerals Initiative (“RMI”), formerly known as the Conflict-Free Sourcing Initiative (“CFSI”) founded by the Responsible Business Alliance (“RBA”), formerly known as the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (RBA- GeSI), for independent third-party audit information.
We are opposed to human rights abuses such as those occurring in the Covered Countries, and are committed to the principles of ethical business practices, including the responsible sourcing of 3TGs. We expect that our Supply Chain Participants share this commitment and require that they cooperate with us in the compliance of the Conflict Minerals Rule.
Our expectations with respect to sourcing 3TGs reflect our continuing commitment to: identify product manufactured for us that contain 3TGs; engage with our Supply Chain Participants to identify the origin of those 3TGs; and deliver products to our consumers that are manufactured in a responsible and ethical manner. As we enter into new contractual arrangements with our Supply Chain Participants, or our contracts renew, we include provisions requiring them to represent that they do not source 3TGs from non-certified mines in the Covered Countries, and that they will identify, document and disclose to us, the source origins of any 3TGs utilized in their supply chain.
Section 2. Reasonable Country of Origin Inquiry (“RCOI”)
Due to the complexity of our supply chain and the breadth of our product offerings, we developed a risk-based approach that focused on Supply Chain Participants who were: (a) direct finished goods vendors, and (b) suppliers of raw materials and components that we believed were likely to supply us with products containing any of the 3TGs (such as hardware or metal components suppliers). As a result of our review, we determined that during the Reporting Period, we contracted to manufacture certain Covered Products containing 3TGs which are necessary to the functionality or production of those products. Based on this determination, we then conducted an RCOI to ascertain whether any 3TGs in the Covered Products originated in the Covered Countries.
To determine the origin of the 3TGs in the Covered Products, we retained an independent third-party service provider (the “Service Provider”), to assist us in reviewing our supply chain. Utilizing the Service Provider’s web-based software as a service tool, the Company requested its Supply Chain Participants to complete a survey (the “Conflict Minerals Survey”). The Conflict Minerals Survey was designed using the RMI’s Conflict Minerals Reporting Template (“CMRT”).  The Service Provider’s system allowed suppliers to complete and upload the CMRT directly into the system, and it provided the users with the ability to assess and manage information, as well as track and manage communications with suppliers within the system. In certain limited instances, Supply Chain Participants were also contacted directly via email communication. The Conflict Minerals Survey was accompanied by an introductory message reiterating, to our Supply Chain Participants, our commitment to the responsible sourcing of 3TGs, and our expectations that our Supply Chain Participants share this commitment and cooperate with our compliance efforts.
The use of the CMRT allowed for some elimination of “out of scope” suppliers. The CMRT also allowed us to collect the following information from each of our Supply Chain Participants:

i.	the types of raw materials, product components or Covered Products such Supply Chain Participant provided to the Company during the Reporting Period;

ii.	information regarding the source or origin of any 3TGs, including the names and locations of smelters and refiners or source of 3TGs supplied to the Company;

iii.	whether any 3TGs supplied to the Company came from recycled or scrap sources; and

iv.	other additional information related to such Supply Chain Participant’s sourcing and compliance activities.

Our Supply Chain Participants were required to submit completed CMRTs through the Service Provider’s system. The escalation process for non-responsive Supply Chain Participants also included at least three additional follow-up emails, telephone calls and direct communications, as necessary.
The Service Provider’s software tool provided the ability to conduct automated data validation to review each completed CMRT for completeness, reasonableness, and consistency of answers. Upon receipt, all submitted forms were reviewed and classified as either “valid” or “invalid.”  All Supply Chain Participants who submitted incomplete or inconsistent answers were classified as “invalid” and were contacted for clarification on specific responses or to request the resubmission of a valid CMRT.  Additionally, the Service Provider offered access to education and training to guide Supply Chain Participants on best practices and guidelines for navigating through the CMRT. All communications were monitored and tracked in the Service Provider’s Conflict Minerals portal for future reporting and transparency.
Based on the results of the RCOI and in accordance with the Conflict Minerals Rule, the Company then performed due diligence on the source and chain of custody of the 3TGs.
Section 3. Due Diligence Measures
Design
We based our due diligence measures, in all material respects, on the framework set forth in the Organisation for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the supplements on tin, tantalum, tungsten and gold (“OECD Guidance”). The OECD Guidance was written for both upstream and downstream companies in the supply chain. Since the Company is a “downstream” company, with no direct relationship or influence on smelters or refiners of 3TGs, our due diligence practices were tailored accordingly.
Step 1: Establish Strong Company Management Systems
The Company has developed management systems regarding the Conflict Minerals Rule. These systems include the following elements:

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Internal Team: The Company has established an internal team who is responsible for managing the due diligence process to comply with the Conflict Minerals Rule. This team includes representatives from the following departments at the Company: (i) Global Human Rights Compliance; (ii) Global Sourcing, Manufacturing and Production; (iii) Global Quality Assurance & Testing; and (iv) Legal. As previously noted, the Company also utilizes a Service Provider, to complement our internal Conflict Minerals team. The

Service Provider assists with collecting and evaluating supply chain information regarding 3TGs, communicating with Supply Chain Participants, and developing and implementing due diligence measures;

—
Control Systems: The Company has established a control system which documents its due diligence activities, including findings and communications, within our supply chain. Utilizing the Company’s web-based vendor portal and the Service Provider’s system, we communicated the Company’s expectations regarding compliance with the Conflict Minerals Rule, to our Supply Chain Participants, and followed-up with our Supply Chain Participants via e-mail and telephone conversations. All these activities are documented and retained in the Service Provider’s database;

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Supplier Engagement: As we enter into new or renew our existing contractual arrangements with our Supply Chain Participants, we include provisions requiring them to represent that they do not source 3TGs from non-certified mines in the Covered Countries, and that they will identify, document and disclose to us, the source origins of any 3TGs utilized in their supply chain. The Company provided each of its Supply Chain Participants with a CMRT, using the Service Provider’s web-based tool. The Service Provider reviewed each survey and conducted due diligence by following-up on each Supply Chain Participant’s responses in their Conflict Minerals Survey, as applicable. To further strengthen communication and engagement with Supply Chain Participants, we have also utilized the Service Provider’s learning management systems, and provided all Supply Chain Participants with access to training material and courses which focus on responsible sourcing;

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Grievance Mechanism: The Company has implemented a mechanism that provides for confidential reporting of suspected violations or concerns through the Company’s Make A Difference Hotline, a reporting service that is maintained by an independent third party; and

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Maintain Records: The Company has implemented a document retention policy through the Service Provider’s system which will retain Conflict Minerals-related documents, including the Supply Chain Participants’ responses to Conflict Minerals Surveys, for a period of five (5) years.

Step 2: Supply Chain Risk Identification and Assessment
Areas of risks are identified in the Service Provider’s system based on criteria established for the Supply Chain Participants’ responses. These risks are addressed by the Service Provider and members of the Company’s internal Conflict Minerals team by contacting the Supply Chain Participant, gathering additional pertinent data (as necessary) and performing an assessment of such Supply Chain Participant’s Conflict Minerals status.
As previously noted, our Supply Chain Participants consist of a global network of suppliers, vendors, and factories.  As such, completed CMRTs from each of our Supply Chain Participants were comprehensive and, in most cases, included all  facilities in such participant’s network, not just the particular facility that produced the Company’s Covered Products.  As a result, because of the nature of our Supply Chain Participants’ global network of facilities, this report may include more facilities than those that actually processed the 3TGs present in the Company’s Covered Products.

To the extent that specific smelters or refiners of 3TGs were identified by our Supply Chain Participants, the Service Provider compared the responses from the completed CMRTs with the list of known processing facilities maintained by the RMI. The RMI list includes active participants in the RMI Responsible Minerals Assurance Process (“RMAP”) Gold Standard, as well as the London Bullion Market Association Responsible Gold Audit Program and the Responsible Jewellery Council Chain of Custody Certification Program. If a Supply Chain Participant indicated that the facility was certified as “Conflict-Free,” the Service Provider confirmed that the name of such facility was listed by RMI and has undergone a successful RMAP audit.
Once a facility was found to meet the RMI definition of a 3TG smelter or refiner, such facility was assessed for risk, based on the presence of red flag indicators listed in the OECD Guidance, such as:

—	geographic proximity to the DRC and Covered Countries;

—	RMAP audit status; and

—	verifiable evidence of unethical or sourcing of Conflict Minerals.

Additionally, the Supply Chain Participants were evaluated on whether they had implemented a program that incorporated the responsible sourcing due diligence measures recommended by the OECD. Assessing whether a Supply Chain Participant’s program meets the OECD Guidance assists us in identifying risk in our supply chain and in making key risk mitigation decisions as our Conflict Minerals compliance program evolves. The criteria used to evaluate the Supply Chain Participant’s program include:

—	whether the Supply Chain Participant has a policy in place that includes conflict-free sourcing;

—	whether the Supply Chain Participant has implemented due diligence measures for conflict-free sourcing;

—	whether due diligence information received is reviewed against the Supply Chain Participant’s expectations; and

—	whether the Supply Chain Participant’s review process includes corrective action management.

Step 3: Design and Implement a Strategy to Respond to Risks
The Company’s risk management plan to respond to any situations which might arise involving Conflict Minerals includes carrying out the due diligence described in this Report, understanding the products impacted by any supplied materials identified as containing 3TGs, understanding the extent of the Company’s reliance on such materials, undertaking additional due diligence and risk mitigation to respond to identified risks, and communicating to our Supply Chain Participants that any 3TGs should be sourced responsibly where possible.

In accordance with OECD Guidance, risk mitigation will depend on the Supply Chain Participant’s specific program, including such participant’s due diligence measures, and corrective actions.
Step 4: Independent Third Party Private Sector Audit
We are not required to obtain an independent private sector audit (“IPSA”). If an IPSA is required in the future, we will outline the results of any required audit. We do not have a direct relationship with any 3TG smelters or refiners and do not perform or direct audits of these entities within our supply chain. Instead, we rely on third-party audits of smelters and refiners conducted as part of the RMI RMAP Audit Program, which uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.
Step 5: Report on Supply Chain Due Diligence
With the preparation and release of this Report, we have published a report of our due diligence measures with respect to the sourcing of 3TGs. A copy of this report is available at http://investor.ralphlauren.com. We have also publicly filed our Form SD and Conflict Minerals Report with the Securities and Exchange Commission (the “SEC”).
Section 4. Due Diligence Findings
Based on the survey responses received from our Supply Chain Participants, we believe that gold and tin are, or may be, necessary to the functionality or production of: (1) products that our Company contracts to be manufactured, including, but not limited to apparel, and metal components such as zippers, trims, rivets, buttons, and buckles, and (2) accessories, such as, watches and fine jewelry.
As previously noted, the Company does not have a direct relationship with smelters or refiners of 3TGs, and as a result, we must rely on our suppliers to provide us with smelter, refiner and country of origin data. Based on our RCOI and due diligence measures, we did not receive any information from our Supply Chain Participants indicating that the 3TGs used in any of our products originated in, or were sourced from the Covered Countries.
Based on our RCOI, we believe that the facilities that were used by our Supply Chain Participants to process the 3TGs that may be contained in our Covered Products included, but may not be limited to, the smelters and refiners listed in the chart attached hereto as Schedule A. As previously noted, many of the CMRTs collected were provided at the Supply Chain Participant’s company or division level and therefore, may include more facilities than those that actually processed the 3TGs present in the Company’s Covered Products.
Using the smelter and refiner information provided by our Supply Chain Participants, we determined that no high risk facilities were declared by our Supply Chain Participants based on the criteria explained above. Based on the responses received, a total of 296 smelters and refiners were identified that appear on the list maintained by the RMI. Of these facilities, 246 are identified as conformant with the RMAP, and a further 7 facilities have agreed to undergo or are currently undergoing a third party audit. Of the 43 facilities that have not yet undergone an audit, none have been identified as high risk based on the criteria explained above.
Section 5. Steps to be Taken to Mitigate Risk
We intend to take the following steps to improve our due diligence measures and/or endeavor to mitigate risks:

i.	continue to communicate with our Supply Chain Participants regarding our expectations and requirements for compliance;

ii.
continue to refine the RCOI process and procedures in an effort to increase the Conflict Minerals Survey response rate and improve the content of our Supply Chain Participants’ responses to the Conflict Minerals Survey;

iii.	continue to assess the use and source of 3TGs in our supply chain;

iv.	continue to raise awareness of our Supply Chain Participants on the Conflict Minerals Rule by directing them to training resources;
v.	continue to monitor information regarding global traceability of raw materials in our products and sourcing of 3TGs; and
vi.
continue to participate in industry-based efforts, such as the working group on Conflict Minerals organized by the American Apparel & Footwear Association, and relevant trade associations, such as the National Retail Federation and the United States Fashion Industry Association, to encourage further improvement and reliability in 3TG traceability programs, encourage responsible sourcing of 3TGs and to define and implement best practices.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements in this report or incorporated by reference into report, in future filings by us with the SEC, in our press releases, and in oral statements made from time to time by us or on our behalf constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “anticipate,” “estimate,” “expect,” “project,” “we believe,” “is or remains optimistic,” “currently envisions,” and similar words or phrases and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed in or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
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Schedule A
Smelter or Refiner Identification Number	Metal	Smelter or Refiner Name	Country
CID000004	Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
CID002708	Gold	Abington Reldan Metals, LLC	United States
CID002833	Tungsten	ACL Metais Eireli	Brazil
CID000015	Gold	Advanced Chemical Company	United States
CID000019	Gold	Aida Chemical Industries Co., Ltd.	Japan
CID002560	Gold	Al Etihad Gold LLC	United Arab Emirates
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
CID000292	Tin	Alpha	United States
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
CID000058	Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
CID000077	Gold	Argor-Heraeus S.A.	Switzerland
CID000082	Gold	Asahi Pretec Corp.	Japan
CID000924	Gold	Asahi Refining Canada Ltd.	Canada
CID000920	Gold	Asahi Refining USA Inc.	United States
CID000090	Gold	Asaka Riken Co., Ltd.	Japan
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
CID002850	Gold	AU Traders and Refiners	South Africa
CID000113	Gold	Aurubis AG	Germany
CID002863	Gold	Bangalore Refinery	India
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
CID000157	Gold	Boliden AB	Sweden
CID000176	Gold	C. Hafner GmbH + Co. KG	Germany
CID000180	Gold	Caridad	Mexico
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	Canada
CID000189	Gold	Cendres + Métaux S.A.	Switzerland
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
CID000233	Gold	Chimet S.p.A.	Italy
CID001070	Tin	China Tin Group Co., Ltd.	China
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
CID000264	Gold	Chugai Mining	Japan
CID000278	Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
CID002570	Tin	CV Ayi Jaya	Indonesia
CID002592	Tin	CV Dua Sekawan	Indonesia
CID000306	Tin	CV Gita Pesona	Indonesia
CID002593	Tin	CV Tiga Sekawan	Indonesia
CID000315	Tin	CV United Smelting	Indonesia
CID002455	Tin	CV Venus Inti Perkasa	Indonesia
CID002504	Tantalum	D Block Metals, LLC	United States
CID000328	Gold	Daejin Indus Co., Ltd.	Korea, Republic Of
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	China
CID002867	Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
CID000362	Gold	DODUCO Contacts and Refining GmbH	Germany

Smelter or Refiner Identification Number	Metal	Smelter or Refiner Name	Country
CID000401	Gold	Dowa	Japan
CID000402	Tin	Dowa	Japan
CID000359	Gold	DSC (Do Sung Corporation)	Korea, Republic Of
CID000410	Tantalum	Duoluoshan	China
CID000425	Gold	Eco-System Recycling Co., Ltd.	Japan
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
CID001322	Gold	Elemetal Refining, LLC	United States
CID000438	Tin	EM Vinto	Bolivia
CID002561	Gold	Emirates Gold DMCC	United Arab Emirates
CID000448	Tin	Estanho de Rondônia S.A.	Brazil
CID000456	Tantalum	Exotech Inc.	United States
CID000460	Tantalum	F&X Electro-Materials Ltd.	China
CID000468	Tin	Fenix Metals	Poland
CID002505	Tantalum	FIR Metals & Resource Ltd.	China
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
CID002536	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
CID002852	Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
CID002459	Gold	Geib Refining Corporation	United States
CID002848	Tin	Gejiu Fengming Metallurgy Chemical Plant	China
CID002859	Tin	Gejiu Jinye Mineral Company	China
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	China
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
CID002558	Tantalum	Global Advanced Metals Aizu	Japan
CID002557	Tantalum	Global Advanced Metals Boyertown	United States
CID000568	Tungsten	Global Tungsten & Powders Corp.	United States
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
CID002312	Gold	Guangdong Jinding Gold Limited	China
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
CID002849	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
CID002544	Tantalum	H.C. Starck Co., Ltd.	Thailand
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	Germany
CID002548	Tantalum	H.C. Starck Inc.	United States
CID002549	Tantalum	H.C. Starck Ltd.	Japan
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
CID002545	Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
CID002541	Tungsten	H.C. Starck Tungsten GmbH	Germany
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
CID000689	Gold	HeeSung	Korea, Republic Of
CID000694	Gold	Heimerle + Meule GmbH	Germany
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	China
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	China
CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.	China
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.	China
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	China

Smelter or Refiner Identification Number	Metal	Smelter or Refiner Name	Country
CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
CID000778	Gold	Hwasung CJ Co., Ltd.	Korea, Republic Of
CID002649	Tungsten	Hydrometallurg, JSC	Russian Federation
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	Japan
CID000814	Gold	Istanbul Gold Refinery	Turkey
CID000823	Gold	Japan Mint	Japan
CID000825	Tungsten	Japan New Metals Co., Ltd.	Japan
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
CID000855	Gold	Jiangxi Copper Co., Ltd.	China
CID002647	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
CID000244	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
CID002313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	China
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	China
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
CID002535	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	China
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
CID000929	Gold	JSC Uralelectromed	Russian Federation
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
CID000956	Gold	Kazakhmys Smelting LLC	Kazakhstan
CID000957	Gold	Kazzinc	Kazakhstan
CID002539	Tantalum	KEMET Blue Metals	Mexico
CID002568	Tantalum	KEMET Blue Powder	United States
CID000966	Tungsten	Kennametal Fallon	United States
CID000105	Tungsten	Kennametal Huntsville	United States
CID000969	Gold	Kennecott Utah Copper LLC	United States
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
CID000973	Tantalum	King-Tan Tantalum Industry Ltd.	China
CID000981	Gold	Kojima Chemicals Co., Ltd.	Japan
CID002605	Gold	Korea Zinc Co., Ltd.	Korea, Republic Of
CID001029	Gold	Kyrgyzaltyn JSC	Kyrgyzstan
CID002865	Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
CID001032	Gold	L'azurde Company For Jewelry	Saudi Arabia
CID001056	Gold	Lingbao Gold Co., Ltd.	China
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
CID001076	Tantalum	LSM Brasil S.A.	Brazil
CID001078	Gold	LS-NIKKO Copper Inc.	Korea, Republic Of
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
CID001105	Tin	Malaysia Smelting Corporation (MSC)	Malaysia
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
CID001113	Gold	Materion	United States
CID001119	Gold	Matsuda Sangyo Co., Ltd.	Japan

Smelter or Refiner Identification Number	Metal	Smelter or Refiner Name	Country
CID002500	Tin	Melt Metais e Ligas S.A.	Brazil
CID001142	Tin	Metallic Resources, Inc.	United States
CID002773	Tin	Metallo Belgium N.V.	Belgium
CID002774	Tin	Metallo Spain S.L.U.	Spain
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	India
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	China
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	China
CID001153	Gold	Metalor Technologies S.A.	Switzerland
CID001157	Gold	Metalor USA Refining Corporation	United States
CID001161	Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico
CID001175	Tantalum	Mineracao Taboca S.A.	Brazil
CID001173	Tin	Mineracao Taboca S.A.	Brazil
CID001182	Tin	Minsur	Peru
CID001188	Gold	Mitsubishi Materials Corporation	Japan
CID001191	Tin	Mitsubishi Materials Corporation	Japan
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	India
CID002857	Gold	Modeltech Sdn Bhd	Malaysia
CID002858	Tin	Modeltech Sdn Bhd	Malaysia
CID002845	Tungsten	Moliren Ltd	Russian Federation
CID002282	Gold	Morris and Watson	New Zealand
CID001204	Gold	Moscow Special Alloys Processing Plant	Russian Federation
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
CID001236	Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
CID002589	Tungsten	Niagara Refining LLC	United States
CID001259	Gold	Nihon Material Co., Ltd.	Japan
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
CID001200	Tantalum	NPM Silmet AS	Estonia
CID002543	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	Philippines
CID002779	Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
CID000493	Gold	OJSC Novosibirsk Refinery	Russian Federation
CID001337	Tin	Operaciones Metalurgical S.A.	Bolivia
CID001352	Gold	PAMP S.A.	Switzerland
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.	China
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
CID002847	Tantalum	Power Resources Ltd.	Macedonia
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
CID000309	Tin	PT Aries Kencana Sejahtera	Indonesia
CID001399	Tin	PT Artha Cipta Langgeng	Indonesia
CID002503	Tin	PT ATD Makmur Mandiri Jaya	Indonesia
CID001402	Tin	PT Babel Inti Perkasa	Indonesia
CID002776	Tin	PT Bangka Prima Tin	Indonesia
CID001419	Tin	PT Bangka Tin Industry	Indonesia
CID001421	Tin	PT Belitung Industri Sejahtera	Indonesia
CID001428	Tin	PT Bukit Timah	Indonesia
CID001434	Tin	PT DS Jaya Abadi	Indonesia
CID001438	Tin	PT Eunindo Usaha Mandiri	Indonesia
CID002530	Tin	PT Inti Stania Prima	Indonesia

Smelter or Refiner Identification Number	Metal	Smelter or Refiner Name	Country
CID001448	Tin	PT Karimun Mining	Indonesia
CID002829	Tin	PT Kijang Jaya Mandiri	Indonesia
CID002870	Tin	PT Lautan Harmonis Sejahtera	Indonesia
CID002835	Tin	PT Menara Cipta Mulia	Indonesia
CID001453	Tin	PT Mitra Stania Prima	Indonesia
CID002757	Tin	PT O.M. Indonesia	Indonesia
CID001457	Tin	PT Panca Mega Persada	Indonesia
CID000313	Tin	PT Premium Tin Indonesia	Indonesia
CID001458	Tin	PT Prima Timah Utama	Indonesia
CID001460	Tin	PT Refined Bangka Tin	Indonesia
CID001463	Tin	PT Sariwiguna Binasentosa	Indonesia
CID001468	Tin	PT Stanindo Inti Perkasa	Indonesia
CID002816	Tin	PT Sukses Inti Makmur	Indonesia
CID001471	Tin	PT Sumber Jaya Indah	Indonesia
CID001477	Tin	PT Timah (Persero) Tbk Kundur	Indonesia
CID001482	Tin	PT Timah (Persero) Tbk Mentok	Indonesia
CID001490	Tin	PT Tinindo Inter Nusa	Indonesia
CID001493	Tin	PT Tommy Utama	Indonesia
CID001498	Gold	PX Précinox S.A.	Switzerland
CID001508	Tantalum	QuantumClean	United States
CID001512	Gold	Rand Refinery (Pty) Ltd.	South Africa
CID000522	Gold	Refinery of Seemine Gold Co., Ltd.	China
CID002582	Gold	Remondis Argentia B.V.	Netherlands
CID002510	Gold	Republic Metals Corporation	United States
CID002707	Tantalum	Resind Industria e Comercio Ltda.	Brazil
CID002706	Tin	Resind Industria e Comercio Ltda.	Brazil
CID001522	Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
CID001534	Gold	Royal Canadian Mint	Canada
CID001539	Tin	Rui Da Hung	Taiwan
CID002761	Gold	SAAMP	France
CID001546	Gold	Sabin Metal Corp.	United States
CID002290	Gold	SAFINA A.S.	Czech Republic
CID002853	Gold	Sai Refinery	India
CID001555	Gold	Samduck Precious Metals	Korea, Republic Of
CID001562	Gold	SAMWON Metals Corp.	Korea, Republic Of
CID002777	Gold	SAXONIA Edelmetalle GmbH	Germany
CID001573	Gold	Schone Edelmetaal B.V.	Netherlands
CID001585	Gold	SEMPSA Joyería Platería S.A.	Spain
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
CID002516	Gold	Singway Technology Co., Ltd.	Taiwan
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
CID001758	Tin	Soft Metais Ltda.	Brazil
CID001761	Gold	Solar Applied Materials Technology Corp.	Taiwan
CID001769	Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
CID002815	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	Japan
CID002756	Tin	Super Ligas	Brazil
CID002580	Gold	T.C.A S.p.A	Italy
CID001869	Tantalum	Taki Chemicals	Japan
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
CID001891	Tantalum	Telex Metals	United States
CID001898	Tin	Thaisarco	Thailand
CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China

Smelter or Refiner Identification Number	Metal	Smelter or Refiner Name	Country
CID001938	Gold	Tokuriki Honten Co., Ltd.	Japan
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
CID002615	Gold	TOO Tau-Ken-Altyn	Kazakhstan
CID001955	Gold	Torecom	Korea, Republic Of
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
CID001969	Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
CID001977	Gold	Umicore Brasil Ltda.	Brazil
CID002314	Gold	Umicore Precious Metals Thailand	Thailand
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
CID002724	Tungsten	Unecha Refractory metals plant	Russian Federation
CID001993	Gold	United Precious Metal Refining, Inc.	United States
CID002003	Gold	Valcambi S.A.	Switzerland
CID002011	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
CID002030	Gold	Western Australian Mint trading as The Perth Mint	Australia
CID002036	Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
CID002778	Gold	WIELAND Edelmetalle GmbH	Germany
CID002044	Tungsten	Wolfram Bergbau und Hütten AG	Austria
CID002843	Tungsten	Woltech Korea Co., Ltd.	Korea, Republic Of
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	China
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
CID002100	Gold	Yamamoto Precious Metal Co., Ltd.	Japan
CID002307	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
CID002129	Gold	Yokohama Metal Co., Ltd.	Japan
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
CID000197	Gold	Yunnan Copper Industry Co., Ltd.	China
CID002180	Tin	Yunnan Tin Company Limited	China
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China